Exhibit 99.1

PRESS RELEASE

MSCI Announces Retirement of Rodolphe Vallee and Patrick Tierney from

Board and Appointment of Robert Ashe as Lead Director

New York – March 19, 2018 – MSCI Inc. (NYSE: MSCI), a leading provider of indexes and portfolio construction and risk management tools and services for global investors, announced today that Rodolphe (“Skip”) M. Vallee and Patrick Tierney will retire from the MSCI Board of Directors. Mr. Vallee’s retirement will be effective at the upcoming MSCI 2018 Annual Meeting of Shareholders on May 10, 2018, which is the end of his current term. Mr. Tierney’s retirement will be effective May 1, 2018. Mr. Vallee has served as a director since 2008 and MSCI’s Lead Director since 2010. Mr. Tierney has served as a director since 2010. The independent directors have elected Robert G. Ashe as Lead Director, effective April 30, 2018. Mr. Ashe has served as a director since 2013.

“I have enjoyed working closely with Skip as Lead Director, a role in which he helped forge an effective collaboration between the Board and senior management to set MSCI’s strategic direction and ensure a strong focus on driving shareholder value. Having joined the Board shortly after our IPO, Skip has been integral to developing the Board’s operating framework, building a Board with a diverse and robust set of skills and experiences and strengthening our risk management program,” said Henry A. Fernandez, MSCI’s Chairman and Chief Executive Officer. “His entrepreneurial spirit, business acumen and commitment to delivering shareholder value have been invaluable during a period of significant growth in our first ten years as a public company.”

“Over the years, the MSCI Board and senior management have greatly benefited from Pat’s expertise and counsel on various aspects of managing a complex and global business, including with respect to M&A transactions, and from his service on the Compensation & Talent Management Committee, where he has advised management on the performance culture transformation that underlies the successful execution of our strategy. Through Pat’s many contributions, the Board has evolved into being a more effective governing body,” said Mr. Fernandez.

“In his roles as Chair of the Strategy and Finance Committee and as a member of the Audit Committee, Rob has successfully advised senior management with respect to its strategic initiatives, as well as business management and technology-related matters. I am confident that Rob will be a strong and effective independent lead director and I look forward to working with him as we continue to evolve and transform our business to capitalize on the many opportunities that lie ahead,” commented Mr. Fernandez.

“On behalf of the Board, the MSCI management team and our shareholders, I want to express my deep appreciation to both Skip and Pat for their relentless dedication in helping MSCI play a vital role in the global investment industry. We will miss having them as members of our Board and wish them all the best in their next endeavors,” concluded Mr. Fernandez.

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About MSCI

For more than 40 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 99 of the top 100 largest money managers, according to the most recent P&I ranking.

For more information, visit us at www.msci.com. MSCI#IR

MSCI Contact

Investors

Andrew Wiechmann	Andrew.Wiechmann@msci.com	+ 1 212 804 3986

Media

Samuel Wang	samuel.wang@msci.com	+ 1 212 804 5244

Website and Social Media Disclosure

MSCI uses its website and corporate Twitter account (@MSCI_Inc) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you subscribe to the notification service available through MSCI’s Investor Relations homepage by visiting the “Email Alert Subscription” section at http://ir.msci.com/alerts.cfm. The contents of MSCI’s website and social media channels are not, however, incorporated by reference into this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2018 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.